UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Integrity Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	58-2508612
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
11140 State Bridge Road
Alpharetta, Georgia 30022
(Address of Principal Executive Offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, no par value	The NASDAQ Stock Market LLC.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.     ☑
If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable
Securities registered pursuant to Section 12(g) of the Act: Common Stock, no par value

ITEM 1. DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED
     The description of the Common Stock, no par value, of Integrity Bancshares, Inc. (the “Company”) registered hereby is incorporated herein by reference to “Description of Capital Stock” in the Company’s Registration Statement on Form SB-2, as filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2004 (File No. 333-112026) and as amended by Amendment No. 1 thereto, as filed with the Commission on February 27, 2004; Amendment No. 2 thereto, as filed with the Commission on March 9, 2004; and Amendment No. 3 thereto, as filed with the Commission on March 17, 2004.
ITEM 2. EXHIBITS
     Not applicable.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

INTEGRITY BANCSHARES, INC. (Registrant)

Date: September 1, 2006	By:	/s/ Steven M. Skow
Steven M. Skow
President and Chief Executive Officer